UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

AVISTA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-03701	91-0462470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 East Mission Avenue
Spokane, Washington		99202-2600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 489-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

See description of Avista Corp.’s issuance of $120.0 million of 6.18 percent first mortgage bonds due in 2055 under Item 2.03.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 23, 2025, Avista Corporation (Avista Corp. or the Company) issued and sold $120.0 million of 6.18 percent first mortgage bonds due in 2055 pursuant to a bond purchase agreement with institutional investors in the private placement market. The new first mortgage bonds were issued under and in accordance with the Mortgage and Deed of Trust, dated as of June 1, 1939, from the Company to Citibank, N.A., trustee, as amended and supplemented by various supplemental indentures and other instruments, including the Sixty-ninth Supplemental Indenture, dated as of July 1, 2025 (the “Mortgage”). The new bonds are subject to redemption prior to maturity, at the option of the Company, at a redemption price equal to the principal amount thereof plus a “make-whole” premium and plus accrued interest. The Mortgage constitutes a lien on substantially all the property of the Company (other than excepted property).

In connection with the pricing of the first mortgage bonds in July 2025, the Company cash settled one interest rate swap derivative (notional aggregate amount of $10.0 million) and received a net amount of $1.1 million, which will be amortized as a component of interest expense over the life of the debt.

The net proceeds from the sale of the new bonds will be used to repay borrowings outstanding under the Company's committed line of credit made for the construction or improvement of utility facilities or to reimburse the treasury for moneys expended for this purpose.

The bonds have not been, and will not be, registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Mortgage, as previously amended and supplemented, is referred to in and filed as Exhibits 4.1 through 4.69 to the Company’s Annual Report on Form 10-K for the year 2024.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
4.1	Sixty-ninth Supplemental Indenture to the Mortgage dated as of July 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	July 25, 2025	By:	/s/ Kevin J. Christie
Kevin J. Christie
Senior Vice President, Chief Financial Officer, Treasurer and Regulatory Affairs Officer